EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
PuraMed BioScience, Inc
1326 Schofield Avenue
Schofield, WI 54476

We hereby consent to the use of our report dated September 28, 2011, with respect to the financial statements of PuraMed BioScience, Inc. in the Registration Statement on Form S-1 to be filed on or about January 25, 2013. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ Child, Van Wagoner & Bradshaw, PLLC
Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
January 25, 2013